Exhibit 99.1

Investor Contacts:	Marisa Jacobs, Crocs, Inc.
(303) 848-7322
mjacobs@crocs.com

and

Brendon Frey, ICR
(203) 682-8200
brendon.frey@icrinc.com

Media Contact:	Ryan Roccaforte, Crocs, Inc.
(303) 848-7116
rroccaforte@crocs.com

Crocs, Inc. Reports Third Quarter 2017 Results
Revenues and Gross Margin Exceed Guidance; SG&A In-Line with Guidance
______________________________________________________________________________

NIWOT, COLORADO — November 7, 2017 — Crocs, Inc. (NASDAQ: CROX) a world leader in innovative casual footwear for men, women and children, today announced its financial results for the third quarter of 2017. These results cover the three months ended September 30, 2017, and are compared to the three months ended September 30, 2016.

Andrew Rees, President and Chief Executive Officer, said, “The third quarter was another strong quarter for us, both in terms of our financial performance and the progress made against our strategic initiatives. Consistent with the first half of this year, we again met or exceeded our guidance metrics. Furthermore, the perception of the brand continued to rise, with results from our latest annual brand survey showing double digit increases in brand desirability, relevance and consideration compared to last year. Looking ahead, we are confident that further operational improvements and a disciplined approach to expense management will facilitate a return to double digit EBIT margins.”

Third Quarter 2017 Operating Results:

•
Revenues were $243.3 million, above the top end of our revenue guidance, and decreased 1.1% compared to the third quarter of 2016. On a constant currency basis, revenues decreased 1.6% compared to the third quarter of 2016.

•
Third quarter gross margin was 50.8%, an increase of 100 basis points over last year’s third quarter. Our focus on core molded product and our continued focus on inventory management resulted in higher quality revenue that delivered stronger gross margins.

•
Selling, general and administrative expenses (“SG&A”) were $120.8 million compared to $123.6 million in the third quarter of 2016, a decrease of 2.3%. As a percent of revenues, SG&A improved 70 basis points. Our third quarter 2017 SG&A includes $3.6 million of charges relating to our SG&A reduction plan.

•	Income from operations improved by $3.9 million, coming in at $2.7 million compared to last year’s third quarter loss of $1.2 million.

•
Net loss attributable to common stockholders was $2.3 million, or $0.03 per diluted share. This amount includes $3.6 million related to our SG&A reduction plan. For the quarter ended September 30, 2017, we had 71.9 million weighted average diluted common shares outstanding.

Balance Sheet and Cash Flow Highlights:

•	Cash and cash equivalents as of September 30, 2017 were $178.2 million, compared to $150.2 million as of September 30, 2016.

•
Inventory was $140.3 million as of September 30, 2017, compared to $169.4 million as of September 30, 2016. This 17.2% decline reflects our ongoing efforts to carefully manage inventory levels and improve the quality of goods on hand.

•	Cash provided by operating activities was $80.4 million during the first nine months of 2017, compared to $29.4 million during the first nine months of 2016.

•	Capital expenditures totaled $2.0 million during the third quarter of 2017, compared to $5.4 million during the third quarter of 2016.

•	Cash flows from financing activities during the third quarter of 2017 include $15.6 million used to repurchase 1.9 million shares of our common stock.

•	At September 30, 2017, there were no borrowings outstanding on our credit facility, and in October 2017, we increased the borrowing capacity of the facility to $100 million from $80 million.

Financial Outlook:

Fourth Quarter 2017:

•	The Company expects fourth quarter 2017 revenues to be between $180 and $190 million.

•	The Company expects the gross margin for the fourth quarter to be approximately 43%, or 100 basis points above last year’s 42% gross margin.

•
The Company expects SG&A of approximately $115 million, including approximately $2 million of charges associated with our SG&A reduction plan. This represents a $3 million reduction to last year’s $118.5 million of SG&A in the fourth quarter.

Full Year 2017:

•	The Company continues to expect 2017 revenues to be down low single digits compared to 2016.

•	The Company continues to expect gross margin for 2017 to be approximately 50%.

•	The Company continues to expect SG&A for 2017 to be between $490 and $495 million. Included in the range is approximately $10 million of charges associated with our SG&A reduction plan.

Conference Call Information:

A conference call to discuss third quarter 2017 results is scheduled for today, Tuesday, November 7, 2017, at 8:30 a.m. EDT. The call participation number is (888) 771-4371. A replay of the conference call will be available two hours after the completion of the call at (888) 843-7419. International participants can dial (847) 585-4405 to take part in the conference call, and can access a replay of the call at (630) 652-3042. All of the above calls will require the input of the conference identification number 45783019. The call will also be streamed live on the Crocs website, www.crocs.com, and that audio recording will be available at www.crocs.com through November 7, 2018.

About Crocs, Inc.:

Crocs, Inc. (NASDAQ: CROX) is a world leader in innovative casual footwear for men, women and children. Crocs offers a broad portfolio of all-season products, while remaining true to its core molded footwear heritage. All Crocs™ shoes feature Croslite™ material, a proprietary, revolutionary technology that gives each pair of shoes the soft, comfortable, lightweight and non-marking qualities that Crocs fans know and love.

 Visit www.crocs.com for additional information.

Forward Looking Statements:

This news release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements regarding prospects, expectations and our EBIT margin, revenues, gross margin, and SG&A outlook. These statements involve known and unknown risks, uncertainties and other factors, which may cause our actual results, performance or achievements to be materially different from any future results, performances, or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to, the following: current global financial conditions; the effect of competition in our industry; our ability to effectively manage our future growth or declines in revenues; changing consumer preferences; our ability to maintain and expand revenues and gross margin; our ability to accurately forecast consumer demand for our products; our ability to successfully implement our strategic plans; our ability to develop and sell new products; our ability to obtain and protect intellectual property rights; the effect of potential adverse currency exchange rate fluctuations and other international operating risks; and other factors described in our most recent Annual Report on Form 10-K under the heading “Risk Factors” and our subsequent filings with the Securities and Exchange Commission. Readers are encouraged to review that section and all other disclosures appearing in our filings with the Securities and Exchange Commission.

All information in this document speaks as of November 7, 2017. We do not undertake any obligation to update publicly any forward-looking statements, including, without limitation, any estimate regarding revenues, margins, or SG&A, whether as a result of the receipt of new information, future events, or otherwise.

CROCS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Revenues	$243,273	$245,888	$824,401	$848,856
Cost of sales	119,810	123,454	397,547	427,416
Gross profit	123,463	122,434	426,854	421,440
Selling, general and administrative expenses	120,778	123,649	379,141	387,807
Income (loss) from operations	2,685	(1,215)	47,713	33,633
Foreign currency gain (loss), net	(257)	1,379	181	(1,568)
Interest income	269	178	576	558
Interest expense	(167)	(184)	(539)	(661)
Other income (expense)	54	(1)	187	(108)
Income before income taxes	2,584	157	48,118	31,854
Income tax expense	955	1,690	13,519	7,704
Net income (loss)	1,629	(1,533)	34,599	24,150
Dividends on Series A convertible preferred stock	(3,000)	(3,000)	(9,000)	(9,000)
Dividend equivalents on Series A convertible preferred shares related to redemption value accretion and beneficial conversion feature	(892)	(819)	(2,621)	(2,406)
Net income (loss) attributable to common stockholders	$(2,263)	$(5,352)	$22,978	$12,744
Net income (loss) per common share:
Basic	$(0.03)	$(0.07)	$0.26	$0.15
Diluted	$(0.03)	$(0.07)	$0.26	$0.14

Weighted average common shares outstanding - basic	71,895	73,493	73,212	73,323
Weighted average common shares outstanding - diluted	71,895	73,493	74,160	74,730

CROCS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands, except share and par value amounts)

	September 30, 2017	December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$178,189	$147,565
Accounts receivable, net of allowances of $49,360 and $48,138, respectively	92,708	78,297
Inventories	140,282	147,029
Income tax receivable	7,421	2,995
Other receivables	14,547	14,642
Restricted cash - current	2,175	2,534
Prepaid expenses and other assets	24,416	32,413
Total current assets	459,738	425,475
Property and equipment, net of accumulated depreciation and amortization of $95,512 and $88,603, respectively	38,412	44,090
Intangible assets, net	66,505	72,700
Goodwill	1,663	1,480
Deferred tax assets, net	7,098	6,825
Restricted cash	2,895	2,547
Other assets	13,342	13,273
Total assets	$589,653	$566,390

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$55,181	$61,927
Accrued expenses and other liabilities	84,836	78,282
Income taxes payable	14,096	6,593
Current portion of borrowings and capital lease obligations	1,070	2,338
Total current liabilities	155,183	149,140
Long-term income tax payable	4,926	4,464
Long-term capital lease obligations	35	40
Other liabilities	13,931	13,462
Total liabilities	174,075	167,106
Commitments and contingencies
Series A convertible preferred stock, 1.0 million authorized, 0.2 million shares outstanding, liquidation preference $203 million	181,522	178,901
Stockholders’ equity:
Preferred stock, par value $0.001 per share, 4.0 million shares authorized, none outstanding	—	—
Common stock, par value $0.001 per share, 94.7 million and 93.9 million issued, 71.0 million and 73.6 million shares outstanding, respectively	95	94
Treasury stock, at cost, 23.7 million and 20.3 million shares, respectively	(311,302)	(284,237)
Additional paid-in capital	370,567	364,397
Retained earnings	218,703	195,725
Accumulated other comprehensive loss	(44,007)	(55,596)
Total stockholders’ equity	234,056	220,383
Total liabilities and stockholders’ equity	$589,653	$566,390

CROCS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(in thousands)

	Nine Months Ended September 30,
	2017	2016
Cash flows from operating activities:
Net income	$34,599	$24,150
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	24,701	25,473
Unrealized foreign currency gain (loss), net	1,017	(7,863)
Share-based compensation	6,851	8,006
Other non-cash items	(1,208)	3,669
Changes in operating assets and liabilities:
Accounts receivable, net of allowances	(9,068)	(15,762)
Inventories	12,435	3,750
Prepaid expenses and other assets	12,997	(7,559)
Accounts payable, accrued expenses and other liabilities	(1,909)	(4,510)
Cash provided by operating activities	80,415	29,354
Cash flows from investing activities:
Cash paid for purchases of property and equipment	(6,553)	(12,651)
Proceeds from disposal of property and equipment	1,562	2,425
Cash paid for intangible assets	(7,710)	(5,598)
Change in restricted cash	383	953
Cash used in investing activities	(12,318)	(14,871)
Cash flows from financing activities:
Proceeds from bank borrowings	5,500	29,582
Repayments of bank borrowings and capital lease obligations	(8,222)	(32,378)
Dividends—Series A preferred stock	(9,000)	(9,000)
Repurchases of common stock	(25,645)	—
Other	(233)	(338)
Cash used in financing activities	(37,600)	(12,134)
Effect of exchange rate changes on cash	127	4,526
Net change in cash and cash equivalents	30,624	6,875
Cash and cash equivalents—beginning of period	147,565	143,341
Cash and cash equivalents—end of period	$178,189	$150,216

CROCS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES
(UNAUDITED)

In addition to financial measures presented on the basis of accounting principles generally accepted in the United States of America (“U.S. GAAP”), we present “Non-GAAP selling, general, and administrative expenses” and “Non-GAAP net income attributable to common stockholders”, which are non-GAAP financial measures. Non-GAAP results exclude the impact of items that management believes affect the comparability or underlying business trends in our condensed consolidated financial statements in the periods presented.

We also present certain information related to our current period results of operations through “constant currency”, which is a non-GAAP financial measure and should be viewed as a supplement to our results of operations and presentation of reportable segments under U.S. GAAP. Constant currency represents current period results that have been retranslated using exchange rates used in the prior year comparative period to enhance the visibility of the underlying business trends excluding the impact of foreign currency exchange rate fluctuations.

Management uses non-GAAP results to assist in comparing business trends from period to period on a consistent basis in communications with the board of directors, stockholders, analysts, and investors concerning our financial performance. We believe that these non-GAAP measures are useful to investors and other users of our condensed consolidated financial statements as an additional tool for evaluating operating performance. We believe they also provide a useful baseline for analyzing trends in our operations. Investors should not consider these non-GAAP measures in isolation from, or as a substitute for, financial information prepared in accordance with U.S. GAAP.

 CROCS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES
(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
	(in thousands)
SG&A expenses reconciliation:
U.S. GAAP SG&A expenses	$120,778	$123,649	$379,141	$387,807
Reorganization charges (1)	(2,022)	—	(3,649)	(458)
Strategic consulting services (2)	(1,481)	—	(3,071)	—
Other	(86)	—	(863)	(354)
Total adjustments	(3,589)	—	(7,583)	(812)
Non-GAAP SG&A expenses	$117,189	$123,649	$371,558	$386,995

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
	(in thousands)
Net income (loss) attributable to common stockholders reconciliation:
GAAP net income (loss) attributable to common stockholders	$(2,263)	$(5,352)	$22,978	$12,744
Reorganization charges (1)	2,022	—	3,649	458
Strategic consulting services (2)	1,481	—	3,071	—
Other	86	3,344	863	354
Total adjustments	3,589	3,344	7,583	812
Non-GAAP net income (loss) attributable to common stockholders	$1,326	$(2,008)	$30,561	$13,556
(1) Represents severance and other expenses related to reorganization activities.
(2) Represents operating expenses incurred in 2017 related to strategic consulting.

CROCS, INC. AND SUBSIDIARIES
REVENUES BY CHANNEL
(UNAUDITED)

	Three Months Ended September 30,		Change		Constant Currency Change (1)
	2017	2016	$	%	$	%
	($ in thousands)
Wholesale:
Americas	$41,642	$41,389	$253	0.6%	$153	0.4%
Asia Pacific	41,005	45,565	(4,560)	(10.0)%	(4,034)	(8.9)%
Europe	23,857	21,909	1,948	8.9%	604	2.8%
Other businesses	254	271	(17)	(6.3)%	(28)	(10.3)%
Total wholesale	106,758	109,134	(2,376)	(2.2)%	(3,305)	(3.0)%
Retail:
Americas	57,404	56,607	797	1.4%	689	1.2%
Asia Pacific	29,497	37,259	(7,762)	(20.8)%	(7,213)	(19.4)%
Europe	12,434	13,194	(760)	(5.8)%	(1,457)	(11.0)%
Total retail	99,335	107,060	(7,725)	(7.2)%	(7,981)	(7.5)%
E-commerce:
Americas	21,413	16,662	4,751	28.5%	4,668	28.0%
Asia Pacific	9,537	8,096	1,441	17.8%	1,708	21.1%
Europe	6,230	4,936	1,294	26.2%	974	19.7%
Total e-commerce	37,180	29,694	7,486	25.2%	7,350	24.8%
Total revenues	$243,273	$245,888	$(2,615)	(1.1)%	$(3,936)	(1.6)%
(1) Reflects year over year change as if the current period results were in constant currency, which is a non-GAAP financial measure. See “Reconciliation of GAAP Measures to Non-GAAP Measures” on page 7 for more information.

CROCS, INC. AND SUBSIDIARIES
REVENUES BY CHANNEL
(UNAUDITED)

	Nine Months Ended September 30,		Change		Constant Currency Change (1)
	2017	2016	$	%	$	%
	($ in thousands)
Wholesale:
Americas	$169,975	$170,165	$(190)	(0.1)%	$(1,611)	(0.9)%
Asia Pacific	177,086	197,359	(20,273)	(10.3)%	(18,796)	(9.5)%
Europe	95,387	97,163	(1,776)	(1.8)%	(2,493)	(2.6)%
Other businesses	545	667	(122)	(18.3)%	(127)	(19.0)%
Total wholesale	442,993	465,354	(22,361)	(4.8)%	(23,027)	(4.9)%
Retail:
Americas	145,809	150,142	(4,333)	(2.9)%	(4,377)	(2.9)%
Asia Pacific	90,458	101,097	(10,639)	(10.5)%	(9,943)	(9.8)%
Europe	32,924	34,699	(1,775)	(5.1)%	(3,006)	(8.7)%
Total retail	269,191	285,938	(16,747)	(5.9)%	(17,326)	(6.1)%
E-commerce:
Americas	58,552	53,579	4,973	9.3%	4,935	9.2%
Asia Pacific	35,483	27,812	7,671	27.6%	8,819	31.7%
Europe	18,182	16,173	2,009	12.4%	1,845	11.4%
Total e-commerce	112,217	97,564	14,653	15.0%	15,599	16.0%
Total revenues	$824,401	$848,856	$(24,455)	(2.9)%	$(24,754)	(2.9)%
(1) Reflects year over year change as if the current period results were in constant currency, which is a non-GAAP financial measure. See “Reconciliation of GAAP Measures to Non-GAAP Measures” on page 7 for more information.

CROCS, INC. AND SUBSIDIARIES
RETAIL STORE COUNTS
(UNAUDITED)

	June 30, 2017	Opened	Closed (1)	September 30, 2017
Company-operated retail locations:
Type:
Kiosk/store-in-store	84	—	9	75
Retail stores	191	1	17	175
Outlet stores	228	3	7	224
Total	503	4	33	474
Operating segment:
Americas	184	1	6	179
Asia Pacific	228	3	25	206
Europe	91	—	2	89
Total	503	4	33	474
(1) We completed the transfer of one company-operated store in China to a distributor during the period.

	December 31, 2016	Opened	Closed (1)	September 30, 2017
Company-operated retail locations:
Type:
Kiosk/store-in-store	98	—	23	75
Retail stores	228	5	58	175
Outlet stores	232	13	21	224
Total	558	18	102	474
Operating segment:
Americas	190	2	13	179
Asia Pacific	270	15	79	206
Europe	98	1	10	89
Total	558	18	102	474
(1) We completed the transfer of thirty-one company-operated stores in the Middle East and China to distributors during the period.

Comparable retail sales and direct to consumer sales by operating segment are as follows:

	Constant Currency (1)		Constant Currency (1)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Comparable store sales (retail only): (2)
Americas	2.8%	(2.8)%	(0.3)%	(1.4)%
Asia Pacific	(2.9)%	(5.8)%	(1.7)%	(4.4)%
Europe	(2.1)%	(0.9)%	(2.3)%	2.1%
Global	0.4%	(3.5)%	(1.0)%	(2.0)%

	Constant Currency (1)		Constant Currency (1)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Direct to consumer comparable store sales (includes retail and e-commerce): (2)
Americas	9.2%	(1.7)%	2.4%	3.0%
Asia Pacific	3.7%	(2.4)%	8.4%	2.3%
Europe	4.8%	(6.7)%	2.6%	0.3%
Global	7.0%	(2.6)%	4.3%	2.4%
(1)  Reflects period over period change as if the current period results were in constant currency, which is a non-GAAP financial measure. See “Reconciliation of GAAP to Non-GAAP Measures” on page 7 for more information.
(2) Comparable store status is determined on a monthly basis. Comparable store sales include the revenues of stores that have been in operation for more than twelve months. Stores in which selling square footage has changed more than 15% as a result of a remodel, expansion, or reduction are excluded until the thirteenth month in which they have comparable prior year sales. Temporarily closed stores are excluded from the comparable store sales calculation during the month of closure. Location closures in excess of three months are excluded until the thirteenth month post re-opening. E-commerce revenues are based on same site sales period over period.